UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2011

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

000-52228	33-0344842
(Commission File Number)	(IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 210-3700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2011, the Board of Directors (the “Board”) of Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), terminated the employment of Dr. Antonius Schuh as the Chief Executive Officer of the Company, effective immediately. Dr. Schuh previously resigned from his position as a director and Chairman of the Board of the Company. Effective upon Dr. Schuh’s termination, the Board appointed Dr. Henry Ji, the Company’s Chief Scientific Officer, to serve as the Interim Chief Executive Officer and Principal Executive Officer of the Company, until such time as a permanent Chief Executive Officer is appointed. Information regarding Dr. Ji’s biography and compensation is disclosed in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 18, 2011, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: April 8, 2011	By:	/s/ Richard G. Vincent
	Name:	Richard G. Vincent
	Title:	Chief Financial Officer